UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2025 (November 7, 2025)

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd, Suite 150-138

Houston, TX 77042

(Address of principal executive offices, including zip code)

(346) 630-4724

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2025, the Board of Directors (the “Board”) of XCF Global, Inc. (the “Company”) appointed Christopher Cooper as Chief Executive Officer of the Company. In connection with his appointment, Mr. Cooper was also appointed to serve as a member of the Board. The appointments were effective immediately.

Mr. Cooper, age 56, leverages more than 25 years of experience in the global energy industry. He most recently served as Head of Renewables Trading at BGN, a leading energy and commodities trading company, from November 2023 to November 2025. From July 2022 to November 2023, he served as President of Neste U.S. (North America), where he led strategy, operations, and stakeholder engagement, following his tenure as Vice President, Americas, Renewable Aviation from January 2020 to July 2022. From 2017 to 2019, Mr. Cooper served as Executive Vice President at Mercury Fuels, where he focused on renewable fuel commercialization and trading. Earlier in his career, Mr. Cooper spent 17 years at Phillips 66 and Chevron, holding positions of increasing responsibility in commercial strategy, downstream operations, and business development. He served with Phillips 66 from 2012 to 2017 and with Chevron from 2000 to 2012. His background combines operational depth with an international perspective on energy transition, renewable fuels, and infrastructure innovation. Mr. Cooper is a professional pilot and holds a Bachelor of Science in Business Management from the University of Phoenix and a Master of Business Administration from Oklahoma Wesleyan University.

In connection with his appointment as Chief Executive Officer, the Company and Mr. Cooper entered into an Employment Agreement, dated November 7, 2025 (the “Cooper Employment Agreement”). Under the Cooper Employment Agreement, Mr. Cooper will receive an annual base salary of $500,000 and will be eligible to earn a target bonus equal to 100% of base salary. The actual bonus amount may be higher or lower than the target based on performance relative to goals and metrics established and approved by the Board. The target bonus may be elected in cash or stock at Mr. Cooper’s election, subject to limits set by the Board or Compensation Committee. In connection with the 2025 Equity Incentive Plan, Mr. Cooper will be awarded management stock options equal to 2% of the fully diluted ownership of the Company (calculated as of September 30, 2025), vesting annually over five years. Mr. Cooper also will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of the Company) Mr. Cooper will be entitled to severance in the amount of 100% of his then-applicable base salary plus any unpaid bonus from a previous period (if awarded by the Board) and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of the Company, he will be entitled to severance in the amount of 150% of his then-applicable base salary plus any unpaid bonus from a previous period (if awarded by the Board), immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Mr. Cooper will also be subject to customary confidentiality and non-solicitation covenants.

The foregoing description of the Cooper Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings pursuant to which Mr. Cooper was appointed as an officer and director, and there are no family relationships between Mr. Cooper and any of the Company’s officers or directors. In addition, there are no related party transactions reportable under Item 404(a) of Regulation S-K with respect to

Mr. Cooper.

Mr. Cooper succeeds Mihir Dange as the Company’s Chief Executive Officer. On November 7, 2025, the Board terminated Mr. Dange’s employment with the Company. The termination was considered to be a termination “without cause” pursuant to the terms of Mr. Dange’s employment agreement (the “Dange Employment Agreement”). The Dange Employment Agreement provides for certain severance benefits in the event of a termination “without cause,” subject to Mr. Dange’s execution of a release of claims and continued compliance with applicable restrictive covenants. A summary of the material terms of the Dange Employment Agreement, including the severance benefits, is contained in, and the full text of such agreement was filed as Exhibit 10.57 to the Company’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on June 12, 2025, and such summary is incorporated herein by reference.

Effective upon his termination, and pursuant to the Dange Employment Agreement, Mr. Dange was deemed to have automatically resigned from his positions as a director and as an officer of the Company and from any and all positions held with its subsidiaries.

Also on November 7, 2025, the Board appointed Wray Thorn, a director of the Company, to serve as Interim Chairman of the Board, effective immediately. Mr. Thorn will serve in this capacity until such time as the Board elects a permanent Chair.

The press release relating to these events is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated November 7, 2025, by and between XCF Global, Inc. and Christopher Cooper.
99.1	Press Release dated November 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

By:	/s/ Simon Oxley
Name:	Simon Oxley
Title:	Chief Financial Officer

Date: November 12, 2025

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